Exhibit 4.1
WAIVER AGREEMENT
THIS WAIVER AGREEMENT dated as of March 31, 2010 (the “Agreement”) is entered into among EMS Technologies, Inc., a Georgia corporation (“EMS”), EMS Technologies Canada, Ltd., a Canadian federal corporation (the “Canadian Borrower”; together with EMS, the “Borrowers”), the Guarantors, the Lenders party hereto, Bank of America, National Association, as Domestic Administrative Agent and Domestic L/C Issuer and Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent and Canadian L/C Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).
RECITALS
WHEREAS, the Borrowers, the Guarantors, the Lenders, Bank of America, National Association, as Domestic Administrative Agent and Domestic L/C Issuer and Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent and Canadian L/C Issuer entered into that certain Credit Agreement dated as of February 29, 2008 (as amended or modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrowers have requested that the Lenders waive the Event of Default under Section 9.01(b) of the Credit Agreement arising from EMS’s repurchase of approximately $250,000 of its common stock during the fiscal quarter ended December 31, 2009, in violation of the terms of Section 8.06 of the Credit Agreement (the “Existing Event of Default”); and
WHEREAS, the Lenders are willing to waive the Existing Event of Default subject to the terms and conditions set forth below;
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Waiver. Subject to the other terms and conditions of this Agreement, the Administrative Agents and the Lenders hereby waive the Existing Event of Default. The above shall not modify or affect the Loan Parties’ obligations to comply fully with the terms of Section 8.06 of the Credit Agreement or any other duty, term, condition or covenant contained in the Credit Agreement or any other Loan Document in the future. The waiver is limited solely to the Existing Event of Default, and nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies any Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Documents or under applicable law.
2. Condition Precedent. This Agreement shall be effective upon receipt by the Domestic Administrative Agent of counterparts of this Agreement duly executed by the Borrowers, the Guarantors, the Required Lenders, Bank of America, National Association, as Domestic Administrative Agent and Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent.
3. Miscellaneous.
(a) The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall continue and remain in full force and effect according to their terms.

(b) The Guarantors (a) acknowledge and consent to all of the terms and conditions of this Agreement, (b) affirm all of their obligations under the Loan Documents and (c) agree that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge their obligations under the Credit Agreement or the other Loan Documents.
(c) The Borrowers and each Guarantor hereby represent and warrant as follows:
(i) Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
(ii) This Agreement has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity.
(iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Agreement.
(d) The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.
(e) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.
(f) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature pages follow]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:	EMS TECHNOLOGIES, INC., a Georgia corporation, as a Borrower and, with respect to the Canadian Obligations, as a Guarantor
By:
Name:
Title:

EMS TECHNOLOGIES CANADA, LTD., a Canadian federal corporation, as a Borrower
By:
Name:
Title:

DOMESTIC GUARANTORS:	LXE INC., a Georgia corporation
By:
Name:
Title:

FORMATION, INC., a New Jersey corporation
By:
Name:
Title:

ADVANCED INTEGRATED RECORDERS, INC., a Delaware corporation
By:
Name:
Title:

EMS DEFENSE TECHNOLOGIES, INC., a Georgia corporation
By:
Name:
Title:
EMS TECHNOLOGIES
WAIVER AGREEMENT

CANADIAN GUARANTORS:	990834 ONTARIO INC., an Ontario corporation
By:
Name:
Title:

EMS HOLDINGS S.À.R.L., a Luxembourg private limited liability company
By:
Name:
Title:

EMS TECHNOLOGIES — LXE S.E.N.C., a Luxembourg general corporate partnership
By:
Name:
Title:

LXE (UK) LTD., a company incorporated in England and Wales
By:
Name:
Title:

EMS ACQUISITION COMPANY LIMITED, a company incorporated in England and Wales
By:
Name:
Title:

SATAMATICS GLOBAL LIMITED, a company incorporated in England and Wales
By:
Name:
Title:

LXE GMBH, a limited liability company organized under the laws of Germany
By:
Name:
Title:
EMS TECHNOLOGIES
WAIVER AGREEMENT

LXE BELGIUM NV, a company incorporated and existing under the laws of Belgium
By:
Name:
Title:

LXE NETHERLANDS BV, a private company with limited liability organized under the laws of the Netherlands
By:
Name:
Title:

LXE NORDICS AB, a Swedish corporation
By:
Name:
Title:

AKERSTRÖMS TRUX AB, a Swedish corporation
By:
Name:
Title:

EMS TECHNOLOGIES
WAIVER AGREEMENT

DOMESTIC
ADMINISTRATIVE AGENT:	BANK OF AMERICA, NATIONAL ASSOCIATION, as Domestic Administrative Agent
By:
Name:
Title:

CANADIAN
ADMINISTRATIVE AGENT:	BANK OF AMERICA, NATIONAL ASSOCIATION, acting through its Canada branch, as Canadian Administrative Agent
By:
Name:
Title:

DOMESTIC LENDERS:	BANK OF AMERICA, NATIONAL ASSOCIATION, as a Domestic Lender and Domestic L/C Issuer
By:
Name:
Title:

SUNTRUST BANK, as a Domestic Lender,
By:
Name:
Title:

WELLS FARGO BANK, N.A., (successor-by-merger to Wachovia Bank, National Association), as a Domestic Lender,
By:
Name:
Title:
EMS TECHNOLOGIES
WAIVER AGREEMENT

CANADIAN LENDERS:	BANK OF AMERICA, NATIONAL ASSOCIATION, acting through its Canada branch, as a Canadian Lender and Canadian L/C Issuer
By:
Name:
Title:

SUNTRUST BANK, as a Canadian Lender,
By:
Name:
Title:

WELLS FARGO BANK, N.A., (successor-by-merger to Wachovia Bank, National Association), as a Canadian Lender,
By:
Name:
Title:

EMS TECHNOLOGIES
WAIVER AGREEMENT